UTStarcom, Inc.

Limited Power of Attorney Securities Law Compliance

The undersigned, as an officer or director of UTStarcom, Inc.
(the Corporation), hereby constitutes and appoints Carmen Chang, Scott Anthony, Valerie Barnett, Scott McCall, Peter Blackmore, Susan Marsch, Devang Shah and Viraj Patel,and each of them
(each, an Attorney and collectively, the Attorneys), as the undersigneds true and lawful attorney in fact and agent to complete and execute such Forms 144, Form ID, Forms 3, 4 and 5 and other forms (including any amendments thereto) as such Attorney shall in his or her discretion determine to be required or advisable pursuant to Rule 144 promulgated under the Securities Act of 1933 (as amended, the Act), Section 16 of the Securities Act of 1934 (as amended, the Exchange Act) and the respective rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigneds ownership, acquisition or disposition of or transactions in securities of the Corporation, and to do all acts necessary in order to file such forms with the Securities and Exchange Commission, any securities exchange or national association, the Corporation and such other person or agency as the Attorney shall deem appropriate.
The undersigned hereby approves, ratifies and confirms all that said attorneysin fact and agents shall do or cause to be done by virtue hereof.

The authority of the Attorneys under this Limited Power of Attorney shall continue until the undersigned is no longer required to file such Forms 144, 3, 4 and 5 and other forms (including any amendments thereto) as may be required pursuant to the laws and regulations described above with regard to his or her ownership, acquisition or disposition of or transactions in securities of the Corporation, unless earlier revoked in writing. The undersigned acknowledges that the Attorneys are not assuming any of the undersigneds responsibilities to comply with Rule 144 promulgated under the Act or Section 16 of the Exchange Act.

This Limited Power of Attorney is executed this 1st day of May, 2010.



Signature

Print name
Henry Li

Witness:

Signature

Type or print name
Devang Shah